SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)  December 11, 2000

                ORION POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or other jurisdiction of incorporation	1-16077 (Commission File Number	52-2087649 (IRS Employer ID Number)

7 East Redwood Street, 10th Floor, Baltimore, Maryland                                                                       21202
(Address of principal executive offices)                                                                                                   (Zip Code)

Registrant's Telephone Number, including area code:          (410) 230-3500

(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets.

On December 11, 2000, Orion Power Holdings, Inc. completed the purchase of Columbia Electric Corporation, a power generation company with assets under construction and development, from a NiSource Inc. subsidiary. The acquisition was completed pursuant to the terms of the Stock Purchase Agreement dated September 29, 2000.

The transaction is valued at approximately $200 million in cash plus the assumption of certain obligations. A portion of the proceeds from Orion Power’s initial public offering completed in November 2000 were used to fund the acquisition. The IPO had raised approximately $450 million, net of expenses, for Orion Power.

The acquisition includes power plants either under construction or in development, and will increase Orion Power’s portfolio in the Mid-Atlantic and Mid-West power markets by over 3,000 megawatts. The power plants under construction include (i) the 500-megawatt simple-cycle Ceredo Electric Generating Station located in Wayne County, West Virginia, which is scheduled to be in operation by early 2001 and (ii) the 568-megawatt combined-cycle Liberty Electric Generating Station located near Philadelphia, Pennsylvania, which is scheduled to be in operation by early 2002. The power plant sites in advanced development include the 1,650 megawatt combined-cycle Kelson Ridge Generating Station located in Charles County, Maryland, and the 500 megawatt simple-cycle Henderson Generating Station located in Henderson County, Kentucky. Both sites are scheduled to have operation of the first phase of the projects begin by mid 2004. Additional gas-fired generation projects totaling 800 megawatts are in various stages of preliminary development. Orion Power intends to continue the use of the assets acquired for the same purposes.

As part of this acquisition, key members of the Columbia Electric team have joined Orion Power, including Dr. Michael Gluckman, the former President and Chief Executive Officer of Columbia Electric. As Orion Power’s new Senior Vice President of Corporate Development, Dr. Gluckman brings over 30 years of energy industry experience to the company. His expertise includes research and development for all forms of fossil and renewable generation, development and assessment of advanced turbine technology, assessment of emerging electric markets, as well as the broad range of development activities.

The purchase price and all negotiations relating to the transaction were on an arm's-length basis.

The foregoing description of the acquisition is qualified in its entirety by reference to the Stock Purchase Agreement, which was previously filed with the SEC by Orion Power and is incorporated herein by reference. The complete text of the Registrant’s press release dated December 11, 2000 is set forth as Exhibit 99.1

Item 7.	Exhibits

10.1	Stock Purchase Agreement dated as of September 29, 2000 between Columbia Energy Group and the Registrant (Previously filed with the SEC as Exhibit 10.25 to the Registration Statement on Form S-1 (File No. 333-44118) and incorporated herein by reference).

99.1	Press Release dated December 11, 2000.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION POWER HOLDINGS, INC. By: /s/ Scott B. Helm Name: Scott B. Helm Title: Executive Vice President and Chief Financial

Dated: December 22, 2000

EXHIBIT INDEX

Exhibit	Description

10.1	Stock Purchase Agreement dated as of September 29, 2000 between Columbia Energy Group and the Registrant (Previously filed with the SEC as Exhibit 10.25 to the Registration Statement on Form S-1 (File No. 333-44118) and incorporated herein by reference).

99.1	Press Release dated December 11, 2000